Exhibit 10.1

UNIT PURCHASE AGREEMENT

This Unit Purchase Agreement (this “Agreement”) is dated as of June 29, 2023, by and among CytomX Therapeutics, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, securities of the Company in the form of a unit (“Unit”), each Unit comprised of (1) shares of Common Stock (as defined below) or Pre-Funded Warrants, as the case may be, and (2) a set of two Tranche Warrants (as defined below) to purchase (a) shares of Common Stock or (b) Pre-Funded Warrants, as the case may be, all as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” means an action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Allowable Grace Period” shall have the meaning ascribed to such term in Section 5.4(k).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any Trading Day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law or other governmental action to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the city of New York generally are open for use by customers on such day.

“BVF” shall mean Biotechnology Value Fund L.P. and its affiliated funds that are Purchasers under this Agreement.

“Closing” means the closing of the purchase and sale of the Units pursuant to Section 2.1.

“Closing Date” means a Trading Day upon which all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Units, in each case, have been satisfied or waived; provided, that the Closing Date shall be a date that is not more than five (5) Business Days following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, with a par value of $0.00001 per share.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

“Cumulative Proceeds” means the portion of the Subscription Amount that has been paid to the Company at the applicable time.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Effectiveness Date” means the date the Resale Registration Statement filed pursuant to Section 5.1 has been declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” means the United States Food and Drug Administration.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Health Authority” means any jurisdiction of any United States federal, state, local or foreign regulatory body that regulates the types of matters subject to the jurisdiction of the FDA.

“Initial Shares” means the shares of Common Stock issued or issuable to each Purchaser on the Closing pursuant to this Agreement.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance or other restriction (other than, in the case of the Units, restrictions provided in the Transaction Documents).

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(a).

“Nasdaq” means the Nasdaq Global Select Market.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

“Pre-Funded Warrant Purchase Price” equals $0.00001 per share of Common Stock, subject to adjustment for reverse and forward share splits, share dividends, share combinations, ratio changes and other similar transactions of the shares of Common Stock that occur after the date of this Agreement; provided, that such price shall not be adjusted to a price below the par value per share of the Common Stock.

“Pre-Funded Warrants” means, collectively, the pre-funded Common Stock purchase warrants issued in the form of Exhibit A attached hereto, delivered to certain of the Purchasers at the Closing in accordance with Section 2.2.

“Pro Rata Interest” means the number of Units purchased by each Purchaser, relative to the total number of Units being sold hereunder.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or, to the Company’s knowledge, threatened in writing.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8(a).

“Registrable Securities” means the shares of Common Stock issued or issuable pursuant to this Agreement, or upon exercise of the Pre-Funded Warrants or the Tranche Warrants.

“Reporting Period” shall have the meaning ascribed to such term in Section 4.2.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Resale Registration Statement” shall have the meaning ascribed to such term in Section 5.1.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule 144 may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule 144.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule 415 may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule 415.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed or furnished by the Company under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) year period preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material), including the exhibits thereto and documents incorporated by reference therein.

“Securities” means the Units and the securities of the Company issuable upon exercise of the Pre-Funded Warrants or Tranche Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Staff” shall have the meaning ascribed to such term in Section 4.1(c).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Units purchased hereunder as specified opposite such Purchaser’s name on Schedule 1 attached hereto under the heading “Aggregate Purchase Price of Units,” in United States dollars and in immediately available funds.

“Trading Day” means a day on which the shares of Common Stock are traded on Nasdaq or, if not traded on Nasdaq, a day on which the principal Trading Market on which the shares of Common Stock are traded is open for trading.

“Trading Market” means any of the following markets or exchanges on which the shares of Common Stock are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Tranche 1 Warrants” means, collectively, the warrants to purchase shares of Common Stock or Pre-Funded Warrants in the form attached hereto as Exhibit B.

“Tranche 2 Warrants” means, collectively, the warrants to purchase shares of Common Stock or Pre-Funded Warrants in the form attached hereto as Exhibit C.

“Tranche Warrants” means, collectively, the Tranche 1 Warrants and the Tranche 2 Warrants.

“Tranche Warrant Shares” means, collectively, the shares of Common Stock or Pre-Funded Warrants issuable upon exercise of the Tranche Warrants, as applicable.

“Transaction Documents” means this Agreement, the Tranche Warrants, the Pre-Funded Warrants and all exhibits and schedules thereto and hereto.

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, with a mailing address of 250 Royall St. Canton, MA 02021, and any successor transfer agent of the Company.

“Unit Purchase Price” shall equal $2.08 per Unit, subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the shares of Common Stock that occur after the date of this Agreement and prior to the Closing.

“Units” means the securities of the Company, with each “Unit” comprised as follows:

(1) one (1) share of Common Stock or, in lieu thereof as designated by the Purchaser in writing prior to the Closing, one (1) Pre-Funded Warrant to purchase one (1) share of Common Stock;

(2) one (1) Tranche 1 Warrant, in the form attached hereto as Exhibit B; and

(3) one (1) Tranche 2 Warrant; in the form attached hereto as Exhibit C.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the shares of Common Stock are then listed or quoted on a Trading Market, the daily volume weighted average price of the shares of Common Stock for such date (or the nearest preceding date) on the Trading Market on which the shares of Common Stock are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the shares of Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the shares of Common Stock are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the shares of Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the shares of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock shall be the fair market value as mutually determined by the Company and the BVF. If the Company and BVF are unable to agree upon the fair market value of such security, then as determined by an independent appraiser (the “Appraiser”) mutually determined in good faith by the Company and the Purchasers of a majority in interest of the Securities then outstanding, the fees and expenses of which shall be paid fifty percent (50%) by the Company and fifty percent (50%) by the Purchasers. The Appraiser’s determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. At the Closing, upon the terms and subject to the conditions set forth herein, the Company hereby agrees to issue and sell, and each Purchaser agrees to purchase from the Company, severally and not jointly, that number of Units set forth opposite such Purchaser’s name under the heading “Total Number of Units”, comprised of the number under the heading “Number of Shares of Common Stock to Be Purchased” plus the number under the heading “Number of Shares of Common Stock Issuable Under Pre-Funded Warrants to be Purchased”, at an aggregate purchase price equal to the sum of the applicable Unit Purchase Price for shares of Common Stock plus the applicable Unit Purchase Price for Pre-Funded Warrants, all as set forth on Schedule 1 attached hereto. At the Closing, each Purchaser shall deliver to the Company via wire transfer of immediately available funds equal to the purchase price to be paid by such Purchaser for the Units to be acquired by it as set forth opposite such Purchaser’s name under the heading “Aggregate Purchase Price of Units” on Schedule 1 hereto in accordance with the Company’s written wire instructions delivered to such Purchaser at least one (1) Business Day prior to the Closing Date, and the Company shall deliver to each Purchaser its respective Units in the amounts set forth opposite such Purchaser’s name on Schedule 1 hereto, deliverable at the Closing on the Closing Date in accordance with Section 2.2 of this Agreement. The Closing shall occur remotely via the exchange of documents on the Closing Date or such other time and location as the parties shall mutually agree.

2.2 Deliveries.

(a) At or prior to the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate or book entry statement evidencing a number of Shares pursuant to Section 2.1;

(iii) for each Purchaser of Pre-Funded Warrants pursuant to Section 2.1, an executed Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock as set forth opposite such Purchaser’s name on Schedule 1 attached hereto under the heading “Number of Shares of Common Stock Issuable Under Pre-Funded Warrants to be Purchased”;

(iv) executed Tranche Warrants registered in the name of such Purchaser to purchase up to a number of shares of Common Stock (or Pre-Funded Warrants) set forth opposite such Purchaser’s name on Schedule 1 attached hereto under the heading “Number of Shares of Common Stock Issuable Under Tranche Warrants to be Issued”;

(v) an officer’s certificate, in form and substance reasonably satisfactory to BVF; and

(vi) a secretary’s certificate, in form and substance reasonably satisfactory to BVF.

(b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) such Purchaser’s Subscription Amount.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met (or being waived in the sole discretion of the Company):

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement such Purchaser’s Subscription Amount.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met (or being waived in the sole discretion of the Purchasers):

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Company of the items set forth in Section 2.2 of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the Closing Date, trading in the shares of Common Stock shall not have been suspended by the Commission or the Company’s primary Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as disclosed in the SEC Reports the Company represents and warrants as of the date hereof (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to each Purchaser:

(a) Organization and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the SEC Reports, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure so to qualify or to be in good standing would not reasonably be expected to have a material adverse change or effect on (i) the condition (financial or otherwise), earnings, business prospects or business operations, financial position, stockholders’ equity of the Company or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated hereby (“Material Adverse Effect”).

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance of this Agreement (including compliance by the Company with all of the provisions hereof), the issuance and sale of the Securities pursuant to this Agreement and the consummation of the transactions contemplated hereby, will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) above, for any conflict, breach or violation of, or imposition that would not, individually or in the aggregate, have a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) any applicable notice to each applicable Trading Market for the listing of the shares of Common Stock, Pre-Funded Warrant Shares and Tranche Warrant Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e) Issuance of the Securities; Registration. The shares of Common Stock have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Pre-Funded Warrants and the Tranche Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly authorized and validly issued, free and clear of all liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to any preemptive or similar rights that has not been waived or complied with. The Pre-Funded Warrant Shares and the Tranche Warrant Shares are issuable upon exercise of the Pre-Funded Warrants or Tranche Warrants, respectively, have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents and the Pre-Funded Warrants or Tranche Warrants, as applicable, will be validly issued, fully paid and nonassessable, free and clear of all liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to any preemptive or similar rights that has not been waived or complied with. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws. The Company has reserved from its registered authorized share capital sufficient amounts to issue the number of shares of Common Stock issuable pursuant to this Agreement and upon exercise of the Pre-Funded Warrants and Tranche Warrants to be sold at the Closing.

(f) Capitalization. The authorized, issued and outstanding share capital of the Company as of March 31, 2023 is as set forth in the SEC Reports. Since March 31, 2023, there has not been any change the Company’s capital stock, other than as a result of the exercise of stock options, the award of stock options or restricted stock units or issuance of shares under an employee stock purchase plan in the ordinary course of business pursuant to the Company’s stock-based compensation plans and employee stock purchase plan described in the SEC Reports. Except as set forth in this Section 3.1(f), there are no options, warrants, convertible debt, other convertible instruments or other rights, agreements, arrangements or commitments of any character issued by the Company relating to the issued or unissued share capital of the Company or obligating the Company to issue or sell any share capital or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. All of the issued and outstanding shares of Common Stock have been issued in compliance with all applicable securities laws, without violation of any preemptive rights, rights of first refusal or other similar rights.

The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company, other than customary adjustments in the event of any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof. There are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(g) SEC Reports. The Company has filed or furnished, as applicable, all SEC Reports required to be filed or furnished by it with the Commission and Nasdaq for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) pursuant to the applicable securities laws and Nasdaq rules. As of their respective filing or furnishing dates, or to the extent corrected by a subsequent restatement or amendment, the SEC Reports complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act, the Securities Act, the Exchange Act or Nasdaq’s rules, as the case may be, and the rules and regulations promulgated thereunder, as applicable, to the respective SEC Reports, and, none of the SEC Reports, at the time they were filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, the Company’s shares of Common Stock are listed on Nasdaq, and, the Company has not received any notification that the Commission or Nasdaq is contemplating suspending or terminating such listings (or the applicable registration under the Exchange Act related thereto).

(h) Financial Statements. The balance sheets and related statements of operations and comprehensive loss, of redeemable convertible preferred stock, convertible preferred stock and stockholders’ deficit, and of cash flows included in the SEC Reports, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company at the dates indicated and the results of operations and cash flows of the Company and for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except, in the case of unaudited financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by applicable rules of the Commission. The supporting schedules, if any, present fairly in accordance with GAAP in all material respects the information required to be stated therein.

(i) Undisclosed Events, Liabilities or Developments. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j) Litigation. There is no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator (including, without limitation, any action, suit, proceeding, inquiry or investigation before or brought by the FDA involving the Company or its property pending or, to the knowledge of the Company, threatened that would individually or in the aggregate have a Material Adverse Effect. There is no unsatisfied judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against or any open injunction binding upon the Company that would have a Material Adverse Effect.

(k) Labor Relations. No labor problem or dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, which, in either case, would reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all applicable United States federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) the Company is not in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of hazardous chemicals, pollutants, contaminants, hazardous wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or toxic mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws for the operation of its business and the occupancy of its real property and is in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company and (iv) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any Person, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

(n) Regulatory Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate governmental bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. The Company (i) is, and at all times has been, in material compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); and (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting material non-compliance with (x) any Applicable Laws or (y) any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Law.

(o) Title to Assets. The Company has good and marketable title to all real property owned by it and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company, considered as one enterprise, and under which the Company holds properties described in the SEC Reports, are in full force and effect, and the Company has no notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(p) Intellectual Property. (i) To the knowledge of the Company, the Company owns, or has obtained valid and enforceable licenses for, or other rights to use on reasonable terms, the inventions, patent applications, patents, trademarks (both registered and unregistered), service marks, trade names, copyrights, know-how (including trade secrets, and other unpatented and/or unpatentable proprietary information or confidential information, systems or procedures), software, domain names and other intellectual property rights, including registrations and applications for registration thereof, and all goodwill associated with any of the foregoing (collectively, the “Intellectual Property”) described in the SEC Reports as being owned or licensed by the Company; (ii) the Company owns, or possesses sufficient rights to use all Intellectual Property used in, or necessary for or material to the conduct of, its business as currently conducted or as proposed to be conducted and as described in the SEC Reports; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others (A) alleging that the Company has infringed, misappropriated or otherwise violated, or would, upon the commercialization of any product or service described in the SEC Reports, infringe or misappropriate or otherwise violate, any Intellectual Property rights of others, (B) challenging the Company’s rights in or to, or alleging the violation of any of the terms of, any of its Intellectual Property, or (C) challenging the validity, scope or enforceability of any Intellectual Property owned by or exclusively licensed to the Company, and with respect to the foregoing clauses (A) through (C), the Company is unaware of any facts which, in the Company’s view, could form a reasonable basis for any such claim; (iv) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, upon any of its officers, directors or employees; (v) all Intellectual Property owned by or licensed to the Company (A) is, to the knowledge of the Company, valid and enforceable, (B) is solely owned by or, licensed to the Company, and (C) is owned free and clear of all liens, encumbrances, defects and other restrictions; (vi) to the knowledge of the Company, no third party has infringed, misappropriated or otherwise violated any Intellectual Property owned by or exclusively licensed to the Company; and (vii) the Company has not infringed, misappropriated or otherwise violated any Intellectual Property of any person and the conduct of its business as presently conducted or as proposed to be conducted in the SEC Reports does not and will not infringe, misappropriate or otherwise violate any Intellectual Property of any person. To the Company’s knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property described in the SEC Reports as exclusively owned or exclusively licensed by the Company, except for licenses granted in writing by the Company to any third-parties (“Exclusive Intellectual Property”); there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s ownership or rights in or to any Exclusive Intellectual Property, and the Company is unaware of any facts which, in the Company’s view, could form a reasonable basis for any such claim. The Company has at all times taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property the value of which to the Company is contingent upon maintaining the confidentiality thereof. All founders, current and former employees, contractors, consultants and other parties involved in the development of Intellectual Property for the Company have signed confidentiality and invention assignment agreements with the Company, pursuant to which the Company either (y) has obtained ownership of and is the exclusive owner of such material Intellectual Property, or (z) has obtained a valid right to exploit such material Intellectual Property, sufficient for the conduct of its business as currently conducted and as proposed in the SEC Reports to be conducted. All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the United States Patent and Trademark Office (“USPTO”) in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application expected to form the basis of a finding of invalidity or unenforceability with respect to any patents that have issued with respect to such applications.

(q) Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks the Company reasonably believes is adequate for the conduct of its business, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as an when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. The Company has not been denied any insurance coverage for which it has sought or for which it has applied.

(r) Transactions With Affiliates and Employees. There is no contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer or director by the Company or any Affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any Affiliate of the Company or any of their respective family members that are required to be disclosed and have not been disclosed in the SEC Reports.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(t) Certain Fees. No brokerage, finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated by this Agreement.

(u) Investment Company. The Company is not and, following the Closing, will not be required to register as an investment company under the Investment Company Act of 1940, as amended.

(v) Registration Rights. Other than as have been complied with as of the date hereof, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(x) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor, to the knowledge of the Company, any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act in connection with the offer and sale by the Company of the shares of Common Stock as contemplated hereby which would eliminate the availability of the exemption from registration pursuant to Regulation D under the Securities Act, (ii) the Securities Act which would require the registration of the shares of Common Stock under the Securities Act, or (iii) any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z) Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated, or is in violation of, any provision of the FCPA, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law. The Company has instituted and maintained policies and procedures reasonably designed to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(aa) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any such Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives, and has only relied on the representations of the Purchasers set forth herein.

(bb) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(e) and 4.11 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.

The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Tranche Warrant Shares or Pre-Funded Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(cc) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(dd) Compliance with Applicable Law. The clinical trials and preclinical studies conducted by or, to the knowledge of the Company after due inquiry, on behalf of or sponsored by the Company, or in which the Company has participated, that are described in the SEC Reports, or the results of which are referred to in the SEC Reports, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard industry practice and any applicable rules and regulations of the FDA and comparable drug regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”) and current Good Clinical Practices and Good Laboratory Practices; the descriptions of the results of such trials and studies contained in the SEC Reports are accurate and complete in all material respects and fairly present the data derived from such trials and studies; the Company has no knowledge of any other trials not described in SEC Reports, the results of which reasonably call into question the results described or referred to in the SEC Reports; the Company has operated at all times and is currently in compliance in all material respects with all Applicable Laws of the Regulatory Authorities; and the Company has not received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency with jurisdiction over it requiring or threatening the termination, material modification or suspension of any clinical trials or preclinical studies that are described in the SEC Reports or the results of which are referred to in the SEC Reports, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(ee) Cybersecurity. (i) (x) To the Company’s knowledge, there has been no security breach, attack or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software or data maintained by or on behalf of the Company (including the data of its customers, employees, suppliers, vendors and any other third party data maintained by or on behalf of the Company) (collectively, the “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to such IT Systems and Data; (ii) except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse

Effect, the Company has been in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to (x) the privacy and security of the IT Systems and Data, (y) the protection of the IT Systems and Data from unauthorized use, access, misappropriation or modification and (z) the collection, use, transfer, storage, disposal and disclosure by the Company of personally identifiable information and/or any other information collected from or provided by third parties, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; (iii) the Company has implemented commercially reasonable backup and disaster recovery and security plans, procedures and facilities for its business consistent with industry standards and practices; and (iv) the Company has taken commercially reasonable steps for its business consistent with industry standards and practices to protect the IT Systems and Data.

(ff) Compliance with Data Privacy Laws. To the Company’s knowledge, the Company is in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation, to the extent applicable, HIPAA, CCPA, and the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”). The Company has in place and materially complies with its policies and procedures governing data privacy and security and the Company’s collection, storage, use, processing, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company has made all disclosures to users or customers required by Privacy Laws, and none of such disclosures made or contained in any externally-facing privacy policy have been in violation of any Privacy Laws in any material respect. The Company further certifies that the Company has not: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential material violation of, any of the Privacy Laws; or (ii) is a party to any order or decree that imposes any obligation or liability under any Privacy Law.

(gg) Office of Foreign Assets Control. None of the Company nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company (i) is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions or (ii) is currently the subject or the target of any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the United States Department of the Treasury, or the United States Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (iii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”), or (iv) will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company has not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five years, nor does the Company have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(hh) Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws, rules, regulations or guidelines issued, administered or enforced of the various jurisdictions in which the Company conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the shares of Common Stock by the Company to the Purchasers as contemplated hereby nor under any of the other Transaction Documents.

(jj) No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of Securities contemplated hereby.

(kk) No Disqualification Events. Neither the Company, nor to the Company’s knowledge, any director, executive officer or other officer of the Company, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the outstanding shares of Common Stock, calculated on the basis of voting power, any “promoter” (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the date hereof (each, an “Issuer Covered Person”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), and the Company has exercised reasonable care in determining the foregoing. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) and has furnished to the Purchasers a copy of any such disclosures and will notify the Purchasers of the occurrence of any Disqualification Event occurring subsequent to the date hereof and prior to the Closing. The Company is not for any other reason disqualified from reliance upon Regulation D under the Securities Act for purposes of the transactions contemplated hereby. The Company is not a “shell company” (as defined in Rule 12b-2 under the Exchange Act).

(ll) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(mm) Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

(nn) Form S-3 Eligibility. The Company is currently eligible to use Form S-3 to file the Resale Registration Statement in accordance with Section 5.1 of this Agreement, and the Company is not aware of any reason it would be ineligible to do so.

(oo) No Additional Agreements. In connection with the transactions contemplated by this Agreement and the Transaction Documents, the Company has not entered into any other securities purchase agreements, side letter agreement or other similar agreement or understanding (written or oral) with any Purchaser or any other investor or potential investor in connection with such Purchaser’s, investor’s or potential investor’s direct or indirect investment in the Company.

(pp) Purchaser Representations. The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

3.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby represent and warrant as of the date hereof to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered or caused to be delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Resale Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell such Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Pre-Funded Warrants or Tranche Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser represents that it has a pre-existing relationship with the Company.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(h) Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of another Purchaser’s business and/or legal counsel in making such decision. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.

(i) Reliance on Exemptions. Such Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(j) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k) Regulation M. The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchaser.

(l) Bad Actor. Each Purchaser represents that it is not a person of the type described in Section 506(d) of Regulation D under the Securities Act that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D under the Securities Act.

(m) Beneficial Ownership. The purchase by the Purchaser of the Securities issuable to it at the Closing will not result in the Purchaser (individually or together with any other Person with whom the Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that such Closing shall have occurred. The Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that each Closing shall have occurred.

(n) Residency. The Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below the Purchaser’s name on its signature page hereto.

(o) Foreign Purchasers. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase or acquisition, (iii) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Removal of Legends.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Security under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER SUCH SECURITIES EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PROSPECTUS UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, RESPECTIVELY, OR WITH AN EXEMPTION FROM SUCH REGISTRATION OR PROSPECTUS REQUIREMENT AND (II) IN COMPLIANCE WITH THAT CERTAIN UNIT PURCHASE AGREEMENT, DATED JUNE 29, 2023, AMONG THE ISSUER AND THE PURCHASERS PARTY THERETO.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties; provided, that, as a prerequisite to such pledge, such Purchaser shall (x) provide notice to the

Company of such pledge or transfer at least five (5) Business Days prior thereto and (y) cause to be delivered to the Company customary legal opinions of legal counsel of the pledgee, secured party and pledgor as shall be reasonably requested by the Company in connection therewith. Such a pledge or transfer would not be subject to approval of the Company. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c) Certificates (or evidence of issuance by book entry, as applicable) evidencing the Registrable Securities shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Registrable Securities pursuant to Rule 144, (iii) if such Registrable Securities are eligible for sale under Rule 144 without volume, manner of sale or publicly available information requirements, or, (iv) if any Purchaser holds more than 9.99% of the issued and outstanding shares of Common Stock of the Company, such Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission (the “Staff”)). If all or any portion of a Pre-Funded Warrant or Tranche Warrant is exercised at a time when a legend is no longer required under this Section 4.1(c), then such Registrable Securities shall be issued free of all legends. A Purchaser may request that the Company remove, and, subject to receipt from the Purchaser by the Company and the Transfer Agent of customary representations and other customary documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Company agrees to authorize the removal of, any legend from such Securities, following the delivery by a Purchaser to the Company or the Company’s Transfer Agent of a legended certificate representing such Securities: (i) if there is an effective Resale Registration Statement covering the resale of the Shares and the Warrant Shares (for clarity, at the time of the legend removal request, the Purchaser and its broker to which the Shares or Warrant Shares are transferred shall provide customary representation letters to the Company, the Company’s counsel and the Transfer Agent certifying, among other things, that the Securities will be sold only in accordance with and pursuant to the Resale Registration Statement), (ii) following any sale of such Securities pursuant to Rule 144 or (iii) if such Securities are eligible for sale without current public information requirements under Rule 144(b)(1) (or if the current public information requirements will have been satisfied at the time such Securities have been held for at least one year within the meaning of Rule 144). If a legend removal request is made pursuant to and in accordance with the foregoing, the Company agrees that following such time as such legend is no longer required under this Section 4.1(c), the Company will, no later than the later of (i) five (5) Business Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company of a certificate (or evidence of issuance by book entry) representing applicable Registrable Securities, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate (or evidence of issuance by book entry) representing such Registrable Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to its Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Registrable Securities subject to legend removal hereunder shall be transmitted by the Company’s Transfer Agent to the

Purchaser by crediting the account of the Purchaser as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the shares of Common Stock as in effect on the date of delivery of a certificate (or evidence of issuance by book entry) representing Registrable Securities issued with a restrictive legend. Each Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 4.1(c) is predicated upon the Company’s reliance that such Purchaser will sell any such Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(d) In addition to such Purchaser’s other available remedies, provided the conditions for legend removal set forth in Section 4.1(c) exist, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $5,000 of Registrable Securities (based on the VWAP of the shares of Common Stock on the date such Registrable Securities are submitted to the Company or its Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate (or evidence of issuance by book entry) is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate (or evidence of issuance by book entry) representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that such Purchaser anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Registrable Securities that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the shares of Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Registrable Securities (as the case may be) and ending on the date of such delivery and payment under this Section 4.1(d).

4.2 Furnishing of Information. At any time after the date hereof until the earlier of (i) such time that all of the Registrable Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 and (ii) such time as all of the Registrable Securities have been disposed of pursuant to and in accordance with the Resale Registration Statement (collectively, the “Reporting Period”), the Company shall (x) make and keep public information available, as those terms are understood and defined in Rule 144, (y) file with the Commission in a timely manner, all reports and other documents required of the Company under the Exchange Act and (z) furnish to each Purchaser, so long as such Purchaser owns Registrable Securities, promptly upon request during the Reporting Period (a) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and Exchange Act,

(b) a copy of the most recent annual or quarterly report, as applicable, of the Company and such other reports and documents so filed by the Company, and (c) such other information as may be reasonably requested to permit the Purchasers to sell such Registrable Securities pursuant to Rule 144 without registration. If at any time during the Reporting Period, the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Registrable Securities, an amount in cash equal to one percent (1.0%) of (x) in the case of Initial Shares and Pre-Funded Warrant Shares issued at Closing, the aggregate purchase price of such Purchaser’s Initial Shares and Pre-Funded Warrant Shares issued at Closing and (y) in the case of Tranche Warrant Shares, the aggregate exercise price of such Purchaser’s Tranche Warrants, on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer any of the Registrable Securities pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.2 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release or current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and (b) file a Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release or filing of a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, the Company represents to the Purchasers that it shall have publicly disclosed all material non-public information (“MNPI”) delivered to any of the Purchasers by the Company, or any of its officers, directors, employees, Affiliates or agents, in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release or filing of a Current

Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, employees, Affiliates or agents, including, without limitation, any of the Purchasers or any of their Affiliates, shall terminate and be no further force or effect. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and BVF shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and none of the Company nor BVF shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of BVF, or without the prior consent of BVF, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of such Purchaser, or include the name of such Purchaser in any filing with the Commission or any Health Authority or Trading Market, without the prior written consent of such Purchaser (not to be unreasonably withheld, delayed or conditioned), except (a) as required by federal securities law or requested by the staff of the Commission in connection with the filing of final Transaction Documents with the Commission, (b) any registration statement contemplated by this Agreement and (c) to the extent such disclosure is required by law, rules or regulations or Trading Market regulations, in which case the Company shall provide such Purchaser with prior notice of such disclosure permitted under this clause (c) and reasonably cooperate with such Purchaser regarding such disclosure.

4.5 Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that BVF is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that BVF could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company or BVF.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or their agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, MNPI, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company or any of its officers, directors, agents, employees or Affiliates delivers any MNPI to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company or any of its officers, directors, employees, Affiliates or agents, or a duty to the Company or any of its officers, directors, employees, Affiliates or agents, not to trade on the basis of, such MNPI, provided that such Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, MNPI regarding the Company, the Company shall simultaneously with the delivery of such notice file such notice with the Commission pursuant to a Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the redemption of any shares of Common Stock or Common Stock Equivalents or (b) in violation of FCPA or OFAC regulations.

4.8 Indemnification.

(a) Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; (ii) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct); or (iii) (A) any untrue or alleged untrue statement of a material fact contained in the Resale Registration Statement, any prospectus, any offering circular, any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus or other document, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser Party furnished in writing to the Company by such Purchaser Party expressly for use therein, or (B) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith.

(b) Indemnification of Company. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees,

each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in the Resale Registration Statement, any prospectus, any offering circular, any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus or other document, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser to the Company expressly for inclusion in such Resale Registration Statement or such prospectus or (ii) to the extent, but only to the extent, that such information relates to such Purchaser’s information provided to the Company for inclusion in the Resale Registration Statement and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Resale Registration Statement (it being understood that the Purchaser has approved Exhibit D hereto for this purpose), such prospectus or in any amendment or supplement thereto.

(c) Conduct of Indemnification. If any action shall be brought against any Person entitled to indemnity hereunder in respect of which indemnity may be sought pursuant to this Agreement (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (x) the employment thereof has been specifically authorized by Indemnifying Party in writing, (y) Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of Indemnifying Party and the position of such Indemnified Party, in which case the Indemnifying Party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnifying Party will not be liable to any Indemnified Party under this Agreement (1) for any settlement by a Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred, provided that the Indemnified Party executes an undertaking to reimburse amounts paid if indemnification is unavailable hereunder. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Indemnified Party against the Indemnifying Party or others and any liabilities the Indemnifying Party may be subject to pursuant to law. The obligations under this Section 4.8 shall survive until the later of the Closing, the delivery of the Securities, and the completion of any offering of Registrable Securities in the Resale Registration Statement.

4.9 Reservation of Shares of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock in the form of treasury shares, authorized share capital and conditional share capital for the purpose of enabling the Company to issue shares of Common Stock pursuant to this Agreement, the Tranche Warrants and the Pre-Funded Warrants.

4.10 Listing of Shares of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Shares of Common Stock on the Trading Market on which it is currently listed. The Company further agrees, if the Company applies to have the Shares of Common Stock traded on any other Trading Market, it will then include in such application all of the Registrable Securities, and will take such other action as is necessary to cause all of the Registrable Securities to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its shares of Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the shares of Common Stock for electronic transfer through an established clearing corporation, including, without limitation, by timely payment of fees, subject to Section 6.2, to an established clearing corporation in connection with such electronic transfer.

4.11 Certain Transactions and Confidentiality. Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release or Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby as described in Section 4.4. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release or current Report on Form 8-K as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.12 Exercise Procedures. The form of Notice of Exercise included in the Tranche Warrants and Pre-Funded Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Tranche Warrants and Pre-Funded Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Tranche Warrants or Pre-Funded Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Tranche Warrants or Pre-Funded Warrants. The Company shall honor exercises of the Tranche Warrants and Pre-Funded Warrants and shall deliver Tranche Warrant Shares and Pre-Funded Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.13 Form D; Blue Sky Filings. The Company agrees to timely file Form D(s) with respect to the Securities as required under Regulation D under the Securities Act and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of BVF.

4.14 Insufficient Authorized Shares. If the Company fails at any time to have a sufficient number of shares of Common Stock authorized, unissued and otherwise unreserved such that shares of Common Stock may be issued upon the exercise of the Pre-Funded Warrants or the Tranche Warrants in accordance with the respective terms thereof, then the Company will instead settle the exercise of such Pre-Funded Warrants or Tranche Warrants, as the case may be, in cash, valuing the undelivered shares of Common Stock at the last closing price of the Company’s shares of Common Stock on the principal Trading Market as of the date of exercise, net of the applicable exercise price.

ARTICLE V.

REGISTRATION RIGHTS OF PURCHASERS

5.1 Mandatory Registration. The Company shall use its commercially reasonable efforts to file a resale registration statement on Form S-3 providing for the resale by the Purchasers of the Registrable Securities (the “Resale Registration Statement”) not more than sixty (60) calendar days after the Closing Date (the “Filing Deadline”), and in any event the Company shall file the Resale Registration Statement as soon as practicable after the Closing Date. The Company shall use its commercially reasonable efforts to cause such Resale Registration Statement to become effective as soon as practicable, but in no event later than the date (the “Effectiveness Deadline”), which shall be either: (i) in the event that the Commission does not review the Resale Registration Statement, one hundred twenty (120) calendar days after the Closing Date, or (ii) in the event that the Commission reviews the Resale Registration Statement, one hundred fifty (150) days after the Closing Date (but in any event, no later than four (4) Business Days following the date on which the Commission indicates that it has no further comments on the Resale Registration Statement). Subject to any comments from the Staff, such Resale Registration Statement shall include the plan of distribution attached hereto as Exhibit D; provided, however, that no Purchaser shall be named as an “underwriter” in the Resale Registration Statement without such Purchaser’s prior written consent. Such Resale Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder other than the Purchasers without the prior written consent of BVF. The Company shall keep such Resale Registration Statement effective at all times any Purchaser owns any Securities or until the Securities may be sold pursuant to Rule 144 without volume limitations.

5.2 Rule 415; Cutback. If at any time the Staff takes the position that the offering of some or all of the Registrable Securities in the Resale Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 or requires any Purchaser to be named as an “underwriter,” the Company shall use its commercially reasonable efforts to persuade the Commission that the offering contemplated by the Resale Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter.” In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 5.2, the Staff refuses to alter its position, the Company shall (i) remove from the Resale Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Resale Registration Statement without the prior written consent of such Purchaser. Any cutback imposed on the Purchasers pursuant to this Section 5.2 shall be allocated among the Purchasers on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Purchasers otherwise agree. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Article V (including the liquidated damages provisions in Section 5.3) shall again be applicable to such Cut Back Shares; provided, however, that (x) the Filing Deadline for the Resale Registration Statement including such Cut Back Shares shall be twenty (20) Business Days after such Restriction Termination Date, and (y) the Effectiveness Deadline with respect to such Cut Back Shares shall be the 90th day immediately after the Restriction Termination Date or the 120th day if the Staff reviews such Resale Registration Statement (but in any event no later than three (3) Business Days from the Staff indicating it has no further comments on such Resale Registration Statement).

5.3 Effect of Failure to File and Obtain and Maintain Effectiveness of Resale Registration Statement. Subject to Section 5.2, if either: (a) the Resale Registration Statement is (i) not filed with the Commission on or before the Filing Deadline (a “Filing Failure”), or (ii) not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”), or (b) on any day during the Reporting Period and after the Effectiveness Date, sales of all of the Registrable Securities required to be included on such Resale Registration Statement cannot be made (other than during an Allowable Grace Period) pursuant to such Resale

Registration Statement (including, without limitation, because of a failure to keep such Resale Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Resale Registration Statement or to register a sufficient number of shares of Common Stock as required by this Agreement) (a “Maintenance Failure”), then, in satisfaction of the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock, the Company shall pay to each holder of Registrable Securities relating to such Resale Registration Statement an amount in cash equal to 0.5% of such holder’s Pro Rata Interest in the Cumulative Proceeds on each of the following dates: (x) the day of a Filing Failure and on every thirtieth (30th) day (prorated for periods totaling less than 30 days) thereafter until such Filing Failure is cured; (y) the day of an Effectiveness Failure and on every thirtieth (30th) day (prorated for periods totaling less than 30 days) thereafter until such Effectiveness Failure is cured; and (z) the initial day of a Maintenance Failure and on every thirtieth (30th) day (prorated for periods totaling less than 30 days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 5.3 are referred to herein as “Registration Delay Payments”; provided that no Registration Delay Payments shall be required following the termination of the Reporting Period, and provided further that in no event shall the aggregate Registration Delay Payments accruing under this Section 5.3 exceed 4% of a holder’s Pro Rata Interest in the Cumulative Proceeds (i.e., corresponding to a total delay of five months). The first such Registration Delay Payment shall be paid within three (3) Business Days after the event or failure giving rise to such Registration Delay Payment occurred and all other Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third (3rd) Business Day after the event or failure giving rise to the Registration Delay Payments is cured.

5.4 Related Obligations. At such time as the Company is obligated to file the Resale Registration Statement with the Commission pursuant to Section 5.1, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall submit to the Commission, within three (3) Business Days after the Company learns that no review of the Resale Registration Statement will be made by the Staff or that the Staff has no further comments on the Resale Registration Statement, as the case may be, a request for acceleration of effectiveness of such Resale Registration Statement to a time and date not later than two (2) Business Days after the submission of such request, subject to the approval of the Staff. The Company shall keep each Resale Registration Statement effective pursuant to Rule 415 at all times with respect to each Purchaser’s Registrable Securities until the expiration of the Reporting Period. The Company shall ensure that each Resale Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(b) The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Resale Registration Statement and the prospectus used in connection with such Resale Registration Statement, as may be necessary to keep such Resale Registration Statement effective at all times during the Reporting Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Resale Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Resale Registration Statement.

(c) Upon request of a Purchaser, the Company shall furnish to such Purchaser without charge, (i) promptly after the Resale Registration Statement is prepared and filed with the Commission, at least one (1) copy of such Resale Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, and if requested by such Purchaser, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of the Resale Registration Statement, one (1) copy of the prospectus included in such Resale Registration Statement and all amendments and supplements thereto (or such other number of copies as such Purchaser may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(d) The Company shall notify each Purchaser in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that, in no event shall such notice contain any MNPI), and promptly prepare a supplement or amendment to such Resale Registration Statement to correct such untrue statement or omission, and upon request deliver one (1) copy of such supplement or amendment to each Purchaser (or such other number of copies as such Purchaser may reasonably request). Unless such information is publicly available, the Company shall also promptly notify each Purchaser in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when the Resale Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to such Purchaser by email on the same day of such effectiveness), (ii) of any request by the Commission for amendments or supplements to the Resale Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to the Resale Registration Statement would be appropriate.

(e) The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Resale Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Purchaser of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(f) The Company shall hold in confidence and not make any disclosure of information concerning the Purchasers provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Resale Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Purchaser and allow such Purchaser, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order preventing disclosure of, such information.

(g) The Company shall cooperate with the Purchasers and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to the Resale Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as such Purchaser(s) may reasonably request and registered in such names as such Purchaser(s) may request.

(h) If requested by a Purchaser, the Company shall, as soon as practicable, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to the Resale Registration Statement if reasonably requested by the Purchaser.

(i) The Company shall use commercially reasonable efforts to cause the Registrable Securities covered by the Resale Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(j) The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(k) Notwithstanding anything to the contrary herein, at any time after the Effectiveness Date, the Company may delay the disclosure of MNPI concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors and its counsel, in the best interest of the Company and, based on the advice of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Purchasers in writing of the existence of MNPI giving rise to a Grace Period (provided, that in each notice the Company will not disclose the content of such MNPI to the Purchasers) and the date on which the Grace Period will begin, and (ii) notify the Purchasers in writing of the date on which the Grace Period ends; and, provided further, that the Grace Periods shall not exceed an aggregate of 30 Trading Days during any 365-day period and the first day of any Grace Period must be at least fifteen (15) days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchasers receive the notice referred to in clause (i) and shall end on and include the later of the date the Purchasers receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 5.4(e) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 5.4(d) with respect to the information giving rise thereto unless such MNPI is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to a transferee of any Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the Resale Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the receipt of the notice of a Grace Period and for which a Purchaser has not yet settled.

(l) Neither the Company nor any affiliate thereof shall identify any Purchaser as an underwriter in any public disclosure or filing with the Commission or any applicable Trading Market without the prior written consent of such Purchaser, and any Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement.

5.5 Obligations of the Purchasers.

(a) At least five (5) Business Days prior to the first anticipated filing date of the Resale Registration Statement, the Company shall notify a Purchaser in writing of any information the Company requires from such Purchaser in order to have all such Purchaser’s Registrable Securities included in such Resale Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding such Purchaser, the Registrable Securities held by such Purchaser and the intended method of disposition of the Registrable Securities held by such Purchaser as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request, including the completion of a selling stockholder questionnaire.

(b) Each Purchaser agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Resale Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of such Purchaser’s Registrable Securities from such Resale Registration Statement.

(c) Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.4(e) or the first sentence of Section 5.4(d), the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Resale Registration Statement covering such Registrable Securities until such Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4(e) or the first sentence of Section 5.4(d) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to a transferee of the Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which the Purchaser has entered into a contract for sale prior to such Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in Section 5.4(e) or the first sentence of Section 5.4(d) and for which such Purchaser has not yet settled.

(d) Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Resale Registration Statement.

5.6 Expenses of Registration. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to this Article V, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. Notwithstanding the foregoing, in no event shall the Company be responsible for underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to Registrable Securities being sold or offered for sale by the Purchasers.

5.7 Assignment of Registration Rights. The rights under this Article V and Section 4.8(a)(iii) shall be automatically assignable by a Purchaser to any transferee of all or any portion of such Purchaser’s Registrable Securities if: (i) such Purchaser agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement. Following any such transfer in accordance with this Section 5.7, the Company shall thereafter use commercially reasonable efforts to amend or supplement the selling stockholder table contained in the Resale Registration Statement to reflect such change in beneficial ownership of the affected Registrable Securities.

ARTICLE VI.

MISCELLANEOUS

6.1 Termination. This Agreement may be terminated by each Purchaser or the Company, with respect to their obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before July 14, 2023; provided, that the right to terminate this Agreement under this Section 6.1 shall not be available to any Purchaser whose failure to comply with its obligations under this Agreement has been the primary cause of the failure of the Closing to occur on or before such time. Nothing in this Section 6.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

6.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp taxes and other taxes and duties levied in connection with the delivery and issuance of any Securities to the Purchasers. Notwithstanding the foregoing, the Company will reimburse BVF at or within 30 days following the Closing for reasonable legal fees and other out-of-pocket expenses incurred in connection with the pursuit and consummation of the transactions contemplated under this Agreement in an amount not to exceed $150,000 in the aggregate.

6.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and if provided via email attachment at the email address as set forth on the signature pages attached hereto a confirming hardcopy shall also be sent by internationally recognized overnight courier or express delivery service, and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by United States nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.5 Amendments; Waivers. Except as set forth in Section 2.3 (Closing Conditions) with respect to a waiver of conditions by the Company or the Purchasers, respectively, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and BVF. Notwithstanding the foregoing (a) this Agreement may not be modified, supplemented or amended and the observance of any term hereof may not be waived with respect to any Purchaser without the written consent of such Purchaser, unless such modification, supplement, amendment or waiver applies to all Purchasers in the same fashion, and (b) Section 2.2 (Deliveries), Section 4.8 (Indemnification), Article V (Registration Rights of Purchasers), Section 6.2 (Fees and Expenses) and this Section 6.5 (Amendments; Waivers) may not be modified, supplemented or amended and the observance of any term thereof and hereof may not be waived with respect to any Purchaser without the written consent of the Company and each Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 6.5 shall be binding upon each Purchaser and holder of Securities, BVF and the Company.

6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of BVF (other than by merger). Any of the Purchasers may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

6.9 Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

6.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) evidencing an intent to sign this Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever a Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser, as applicable, may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate. Each party hereto agrees that it shall not have a remedy of punitive or consequential damages against the other and hereby waives any right or claim to punitive or consequential damages it may now have or may arise in the future.

6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to a Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been cancelled.

6.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.19 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the shares of Common Stock that occur after the date of this Agreement.

6.20 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Unit Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CYTOMX THERAPEUTICS, INC.

By:	/s/ Lloyd Rowland
Name: Lloyd Rowland
Title: SVP, General Counsel

Address for Notice:

151 Oyster Point Blvd., Suite 400

South San Francisco, CA 94080

Attention: General Counsel

Email: ###

With a copy to (Which shall not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention: Mark Roeder

Email: ###

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SIGNATURE PAGES FOR PURCHASERS FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Unit Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BIOTECHNOLOGY VALUE FUND, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: Chief Executive Officer BVF I
GP LLC, itself General Partner of
Biotechnology Value Fund, L.P.

Address for Notice:

44 Montgomery Street, 40th

Floor, San Francisco, CA

94104

Contact: James Kratky

Email: ###

With a copy to (Which shall not constitute notice):

Gibson Dunn & Crutcher LLP

555 Mission St # 3000,

San Francisco, CA 94105

Attention: Robert Phillips

Email: ###

IN WITNESS WHEREOF, the undersigned have caused this Unit Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: Chief Executive Officer BVF II GP
LLC, itself General Partner of
Biotechnology Value Fund II, L.P.

Address for Notice:

44 Montgomery Street, 40th

Floor, San Francisco, CA

94104

Contact: James Kratky

Email: ###

With a copy to (Which shall not constitute notice):

Gibson Dunn & Crutcher LLP

555 Mission St # 3000,

San Francisco, CA 94105

Attention: Robert Phillips

Email: ###

IN WITNESS WHEREOF, the undersigned have caused this Unit Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BIOTECHNOLOGY VALUE TRADING FUND OS LP

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner of BVF Partners L.P., itself sole member of BVF Partners OS Ltd., itself General
Partner of Biotechnology Value Trading
Fund OS LP

Address for Notice:

44 Montgomery Street, 40th

Floor, San Francisco, CA

94104

Contact: James Kratky

Email: ###

With a copy to (Which shall not constitute notice):

Gibson Dunn & Crutcher LLP

555 Mission St # 3000,

San Francisco, CA 94105

Attention: Robert Phillips

Email: ###

IN WITNESS WHEREOF, the undersigned have caused this Unit Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MSI BVF SPV, LLC

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner
of BVF Partners L.P., itself attorney-infact
for MSI BVF SPV, LLC

Address for Notice:

44 Montgomery Street, 40th

Floor, San Francisco, CA

94104

Contact: James Kratky

Email: ###

With a copy to (Which shall not constitute notice):

Gibson Dunn & Crutcher LLP

555 Mission St # 3000,

San Francisco, CA 94105

Attention: Robert Phillips

Email: ###

Schedule 1

Purchaser	Total Number of Units	Number of Shares of Common Stock to be Purchased	Number of Shares of Common Stock Issuable Upon Pre-Funded Warrants to be Purchased	Aggregate Purchase Price of Units	Number of Shares of Common Stock Issuable Upon Tranche Warrants to be Issued
					1	2
Biotechnology Value Fund, L.P.	7,685,033	—	7,685,033	15,984,868.64	3,074,013	3,074,013
Biotechnology Value Fund II, L.P.	5,878,616	—	5,878,616	12,227,521.28	2,351,446	2,351,446
Biotechnology Value Trading Fund OS LP	676,539	—	676,539	1,407,201.12	270,616	270,616
MSI BVF SPV, LLC	182,889	—	182,889	380,409.12	73,156	73,156

Total:	14,423,077	—	14,423,077	$30,000,000.16	5,769,231	5,769,231

EXHIBIT A

FORM OF PRE-FUNDED WARRANT

EXHIBIT B

FORM OF TRANCHE 1 WARRANT

EXHIBIT C

FORM OF TRANCHE 2 WARRANT

EXHIBIT D

PLAN OF DISTRIBUTION

The selling stockholders, which shall include donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in such securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests therein on any stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares of Common Stock or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares of Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the selling stockholders to sell a specified number of such shares of Common Stock at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our shares of Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the shares of Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares of Common Stock offered by them will be the purchase price of the shares of Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of Common Stock may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares of Common Stock in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of Common Stock offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares of Common Stock covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (2) the date on which all of the shares of Common Stock may be sold without restriction pursuant to Rule 144 of the Securities Act.

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